UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communications may appear from time to time on various online venues.

VIDEO A

Voiceover:
Question
What will help address climate change?
Carbon-absorbing materials from universities?
New fuels from leading biotechs?
Or the expertise to scale technologies from ExxonMobil?
Answer: All of the above and more.
ExxonMobil partners with universities, governments, and industry to help uncover more solutions faster.

Supers:
What will help address climate change?
Carbon-absorbing materials from universities?
New fuels from leading biotechs?
Or the expertise to scale technologies from ExxonMobil?
All of the above and more.

ADVANCING CLIMATE SOLUTIONS
Learn more at EnergyFactor.com
[ExxonMobil Logo]


ADVANCING CLIMATE SOLUTIONS
ExxonMobil

VIDEO B Supers: We’re working on ways to help address climate change by partnering with universities government labs and other companies. More minds, more solutions. ADVANCING CLIMATE SOLUTIONS Learn more at EnergyFactor.com [ExxonMobil Logo]

VIDEO C Supers: Between these stainless steel plates CO is being captured and power is being created. ExxonMobil and FuelCell Energy are working on technology that could lower emissions at industrial sites. ADVANCING CLIMATE SOLUTIONS Learn more at EnergyFactor.com [ExxonMobil | FuelCell Energy Logos]

VIDEO D Supers: A discovery 8 years in the making A new material for capturing CO Up to 6x more effective than current technologies Advancing Climate Solutions ADVANCING CLIMATE SOLUTIONS Learn more at EnergyFactor.com [ExxonMobil Logo]

VIDEO E Supers: 23,000+ scientists and engineers 60+ scientific disciplines 80+ university partners We’re using our science and expertise to develop scalable technologies to help address climate change. ADVANCING CLIMATE SOLUTIONS Learn more at EnergyFactor.com [ExxonMobil Logo]

AUDIO SCRIPT A One of the world’s great challenges is climate change. And addressing it will require new and different solutions. Solutions for CO emissions from power plants. Solutions for emissions from manufacturing and transportation. At ExxonMobil, we’re using our expertise in these areas – and collaborating with universities, government labs and other companies – to develop solutions. That’s how we’re Advancing Climate Solutions. Find out more at EnergyFactor.com. AUDIO SCRIPT B When you shop, you have lots of products to choose from. And manufacturing these products creates emissions. So, how can things get made, but with fewer emissions? At ExxonMobil, we’re working on solutions. Like carbon capture, which could lower manufacturing emissions to help the world address climate change and transition to lower-carbon energy for the future. That’s how we’re Advancing Climate Solutions. Find out more at EnergyFactor.com. AUDIO SCRIPT C When you order something online, it gets to you in many different ways. And many of those delivery vehicles create emissions. So, how can goods be delivered while lowering carbon emissions along the way? At ExxonMobil, we’re working on solutions. Like researching lower emissions biofuels for ships, planes and trucks to help the world address climate change and transition to lower-carbon energy for the future. That’s how we’re Advancing Climate Solutions. Find out more at EnergyFactor.com.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.